Exhibit 23.0

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-43640, 33-54372, 33-80036, 33-80048 and
333-62017), in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-72172, 33-69950, 33-64021, 333-08607, 333-56755 and 333-64761)
and in the Prospectus consituting part of the Registration Statement on Form S-4 (No. 333-59215) of AVANT Immunotherapeutics, Inc. (f/k/a T Cell Sciences, Inc.) of our report dated March 12, 1999 appearing in the Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 18, 1999